UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

Vertro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida		33907
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 229-5766

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, Vertro, Inc received two noncompliance notices from The NASDAQ Stock Market. The first notice states that the minimum bid price of the Company's common stock has traded below $1.00 per share for 30 consecutive business days and that the Company is therefore not in compliance with NASDAQ Listing Rule 5450(a)(5); the second notice states that the Company has not maintained a minimum market value of publicly held shares of $15,000,000 for the last 30 consecutive trading days, as required for continued inclusion on the NASDAQ Global Market by NASDAQ Listing Rules 5450(b)(2)(C) or 5450(b)(3)(C).

The notification letters have no effect at this time on the listing of the Company's common stock on The NASDAQ Global Market and Vertro’s common stock will continue to trade on The NASDAQ Global Market under the symbol VTRO.

The minimum bid price notification letter states that Vertro will be afforded 180 calendar days, or until March 15, 2010, to regain compliance with the minimum closing bid price requirement. To regain compliance, the closing bid price of the Company's common stock must meet or exceed $1.00 per share for at least ten consecutive business days. If the Company does not regain compliance by March 15, 2010, NASDAQ will provide written notification to the Company that the Company's common stock will be delisted. At that time, the Company may appeal NASDAQ's delisting determination to a NASDAQ Listing Qualifications Panel.

The minimum market value for publicly held shares (MVPHS) notification letter states that Vertro will be afforded 90 calendar days, or until December 14, 2009, to regain compliance. MVPHS is calculated by multiplying the publicly held shares, which is total shares outstanding less any shares held by officers, directors, employee stock ownership plans, or beneficial owners of 10% or more, by the closing inside bid price. If the Company does not meet the minimum $15,000,000 market value test for a minimum of 10 consecutive trading days before December 14, 2009, it will receive notice of delisting from NASDAQ, which notice may be appealed at that time. Further, the Company may transfer its securities listing to the NASDAQ Capital Market, provided it meets the continued inclusion requirements for that market.

The Company intends to actively monitor the bid price for its common stock and the market value of its publicly held shares and will consider available options to resolve the deficiencies and regain compliance with the NASDAQ requirements.

With respect to the minimum bid price, such actions could include implementation of the 1-for-10 reverse split of the Company's common stock that was authorized by the Company’s stockholders at the Company’s annual meeting on June 11, 2009.  The reverse stock split could be implemented at any time prior to December 31, 2009. In the event the Board of Directors implements the reverse stock split, the Company will make a public announcement to stockholders prior to the record date.

A copy of our press release announcing receipt of the deficiency notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this current report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 18, 2009, entitled “Vertro, Inc. Receives Nasdaq Noncompliance Notices For Minimum Bid Price And Minimum Market Value Of Publicly Held Shares”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2009	Vertro, Inc.
	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 18, 2009, entitled “Vertro, Inc. Receives Nasdaq Noncompliance Notices For Minimum Bid Price And Minimum Market Value Of Publicly Held Shares”